Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q1 2014, UP 10.2%; ASSET GROWTH TO RECORD SIZE OF $3.5 BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 8, 2014—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $4,932,000 for the quarter ended March 31, 2014, or $0.89 per Class A share diluted, an increase of 10.2% compared to net income of $4,476,000, or $0.81 per Class A share diluted, for the same period a year ago. Total assets increased 2.0% from $3.4 billion at December 31, 2013 to $3.5 billion at March 31, 2014.

Net interest income totaled $16.5 million for the quarter ended March 31, 2014 compared to $14.5 million for the same period in 2013. The 13.5% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin increased from 2.25% on a fully taxable equivalent basis in 2013 to 2.27% on the same basis for 2014. This was primarily the result of a decrease in rates paid on deposits and borrowed funds. Also, interest expense increased slightly as a result of an increase in deposit balances and there was a 13.0% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $150,000 from $750,000 for the quarter ended March 31, 2013 to $600,000 for the quarter ended March 31, 2014, primarily as a result of changes in the portfolio composition. There were no realized gains on sales of investments for the quarter ended March 31, 2014, as compared to $883,000 for the same period in 2013. The Company’s effective tax rate decreased from 6.0% in 2013 to 5.6% in 2014 primarily as a result of an increase in tax-exempt income.

-more-

At March 31, 2014, total equity was $182.1 million compared to $176.5 million at December 31, 2013. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased as a result of a decrease in unrealized losses on securities available-for-sale and securities transferred from available-for-sale to held-to-maturity. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

The Company’s leverage ratio stood at 6.57% at March 31, 2014, compared to 6.50% at December 31, 2013. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat, by an increase in assets. Book value as of March 31, 2014 was $32.77 per share compared to $31.76 at December 31, 2013.

The Company’s allowance for loan losses was $21.3 million or 1.68% of loans outstanding at March 31, 2014, compared to $20.9 million or 1.66% of loans outstanding at December 31, 2013 and $19.8 million or 1.74% of loans outstanding at March 31, 2013. The increase in the allowance for loan losses was due to the composition of the loan portfolio as well as qualitative factors. Non-performing assets totaled $1.6 million at March 31, 2014, compared to $2.5 million at December 31, 2013 and $4.1 million at March 31, 2013.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2014 to stockholders of record on May 1, 2014.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-six full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2014	December 31, 2013
Assets
Cash and Due From Banks	$80,087	$59,956
Federal Funds Sold and Interest-bearing Deposits In Other Banks	83,306	34,722

Short-term Investments	4,625	4,617

Securities Available-For-Sale (AFS)	473,302	464,245

Securities Held-to-Maturity	1,478,450	1,487,884

Federal Home Loan Bank of Boston stock, at cost	18,872	18,072

Loans:
Commercial & Industrial	95,775	92,402
Construction & Land Development	25,928	33,058
Commercial Real Estate	708,550	713,327
Residential Real Estate	290,466	286,041
Consumer and Other	9,542	9,658
Home Equity	133,800	130,277

Total Loans	1,264,061	1,264,763
Less: Allowance for Loan Losses	21,259	20,941

Net Loans	1,242,802	1,243,822

Bank Premises and Equipment	23,450	23,400
Accrued Interest Receivable	6,338	6,539
Goodwill	2,714	2,714
Other Assets	86,101	85,183

Total Assets	$3,500,047	$3,431,154

Liabilities
Demand Deposits	$489,679	$475,862

Interest Bearing Deposits:
Savings and NOW Deposits	1,018,871	992,796
Money Market Accounts	874,264	864,957
Time Deposits	381,199	382,224

Total Interest Bearing Deposits	2,274,334	2,239,977

Total Deposits	2,764,013	2,715,839

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	210,650	214,440
Other Borrowed Funds	272,644	255,144

Total Borrowed Funds	483,294	469,584

Other Liabilities	34,575	33,176
Subordinated Debentures	36,083	36,083

Total Liabilities	3,317,965	3,254,682

Total Stockholders’ Equity	182,082	176,472

Total Liabilities & Stockholders’ Equity	$3,500,047	$3,431,154

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2014 and 2013

(in thousands)

	Quarter ended March 31,
	2014	2013

Interest Income:
Loans	$12,449	$11,881
Securities Held-to-Maturity	7,780	1,520
Securities Available-for-Sale	820	5,617
Federal Funds Sold and Interest-bearing Deposits In Other Banks	82	119

Total Interest Income	21,131	19,137

Interest Expense:
Savings and NOW Deposits	609	610
Money Market Accounts	639	532
Time Deposits	1,085	1,334
Securities Sold Under Agreements to Repurchase	101	90
Other Borrowed Funds and Subordinated Debentures	2,183	2,026

Total Interest Expense	4,617	4,592

Net Interest Income	16,514	14,545

Provision For Loan Losses	600	750

Net Interest Income After
Provision for Loan Losses	15,914	13,795

Other Operating Income
Service Charges on Deposit Accounts	2,034	1,942
Lockbox Fees	777	772
Net Gain on Sales of Investments	—	883
Net Gain on Sales of Loans	7	170
Other Income	652	667

Total Other Operating Income	3,470	4,434

Operating Expenses
Salaries and Employee Benefits	8,875	8,618
Occupancy	1,442	1,282
Equipment	572	582
FDIC Assessment	480	400
Other	2,790	2,583

Total Operating Expenses	14,159	13,465

Income Before Income Taxes	5,225	4,764

Income Tax Expense	293	288

Net Income	$4,932	$4,476

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	March 31,	March 31,
	2014	2013
Assets
Cash and Due From Banks	$65,827	$57,871
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	121,093	170,727

Securities Available-For-Sale (AFS)	494,242	1,419,589
Securities Held-to-Maturity (HTM)	1,492,839	268,199

Total Loans	1,265,049	1,126,752
Less: Allowance for Loan Losses	21,193	19,503

Net Loans	1,243,856	1,107,249

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(23,077)	16,539
Bank Premises and Equipment	23,336	23,806
Accrued Interest Receivable	7,195	6,032
Goodwill	2,714	2,714
Other Assets	86,313	69,459

Total Assets	$3,514,338	$3,142,185

Liabilities
Demand Deposits	$468,623	$417,886

Interest Bearing Deposits:
Savings and NOW Deposits	1,072,313	988,678
Money Market Accounts	904,036	701,837
Time Deposits	376,793	394,669

Total Interest Bearing Deposits	2,353,142	2,085,184

Total Deposits	2,821,765	2,503,070

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	226,927	208,306
Other Borrowed Funds	216,212	174,522

Total Borrowed Funds	443,139	382,828

Other Liabilities	33,610	40,045
Subordinated Debentures	36,083	36,083

Total Liabilities	3,334,597	2,962,026

Total Stockholders’ Equity	179,741	180,159

Total Liabilities & Stockholders’ Equity	$3,514,338	$3,142,185

Total Average Earning Assets - YTD	$3,373,223	$2,985,267

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2014	March 31, 2013

Performance Measures:

Earnings per average Class A share, diluted, quarter	$0.89	$0.81
Return on average assets, year-to-date	0.57%	0.58%
Return on average stockholders’ equity, year-to-date	11.13%	10.08%
Net interest margin (taxable equivalent), quarter	2.27%	2.25%
Efficiency ratio, year-to-date	63.3%	64.0%
Book value per share	$32.77	$32.58
Tangible book value per share	$32.28	$32.09
Tangible capital / tangible assets	5.13%	5.64%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,558,177	5,557,365

Shares outstanding Class A	3,582,479	3,569,679
Shares outstanding Class B	1,974,180	1,986,880

Total shares outstanding at period end	5,556,659	5,556,559

Asset Quality and Other Data:

Allowance for loan losses / loans	1.68%	1.74%
Nonaccrual loans	$1,560	$4,144
Nonperforming assets	$1,560	$4,144
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$5,811	$3,023
Net charge-offs, year-to-date	$282	$188

Leverage ratio	6.57%	6.83%
Tier 1 risk weighted capital ratio	13.84%	14.30%
Total risk weighted capital ratio	15.09%	15.55%
Total risk weighted assets	$1,672,745	$1,493,339